UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 14, 2006

ALCO, INC.

(formerly LOTUS CAPITAL CORP.)

 (Exact name of registrant as specified in its charter)

Nevada	000-511-5	11-3644700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Suite 501, Bank of America Tower 12 Harcourt Road, Central Hong Kong (Address of Principal Executive Office)

Suite 501, Bank of America Tower 12 Harcourt Road, Central Hong Kong (Address of Principal Place of Business or Intended Principal Place of Business)
Registrant’s Telephone Number, including area code: 852-2521-0373
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements

On or around September 13, 2006, the Board of Directors determined that the financial statements for the periods ending December 31, 2004, December 31, 2005, March 31, 2006 and June 30, 2006 should no longer be relied upon.

In the financial statements for the fiscal year ended December 31, 2005 management has corrected an error in the recording of stock issued for services prior to the reverse merger. Management previously recorded the $40,000 expense in 2004 to coincide with its reverse merger adjustment. However, management has now determined that this is a year 2005 expense. Management has also reclassified restricted cash balances from its operating cash balances.

Management has accordingly restated the Company’s financial statements as at December 31, 2005 and 2004 and for the years ending December 31, 2005 and 2004, as well as at March 31, 2006 and June 30, 2006 and for the periods ended March 31, 2006 and June 30, 2006.

Management has discussed with the Company’s independent auditors the matters disclosed in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ALCO, INC.

By: /s/ Andrew Liu

Andrew Liu, CEO and Chairman

September 21 , 2006